Remarks by Gary D. Owens

OYO Geospace Fiscal Year 2004

Annual Meeting

February 8, 2005

Good morning and welcome to the OYO Geospace's seventh annual stockholder's meeting. Before I begin, I would like to point out that my comments this morning may be considered forward-looking statements for the purpose of the Securities Act of 1933 and the Securities Act of 1934 and are subject to known and unknown risks and other factors as described in our recent Annual Report on Form 10-K.

Our company returned to profitability this year with net income of $6.0 million, or $1.05 per diluted share, on revenues of $63.5 million. This compares to a net loss of $2.5 million, or $(0.46) per diluted share on revenues of $50.9 million in fiscal year 2003.

In FY 2004, we earned the remaining revenue and profits from the installation of the permanent seafloor reservoir monitoring system at BP's Valhall Field in the North Sea. This $3.5 million payment was a significant part of our earnings for the year. We also were able to use large tax benefits totaling over $2 million. Both contributed to our results for the year.

However, we also enjoyed profitability from our traditional businesses. Last year at this time we were in the final phase of moving into this facility. The facility is great, saving the company significant costs and contributing to our return to profitability.

In the latter part of the fiscal year we saw increased demand for our seismic exploration products as the demand for seismic services improved. It was timely that we moved to this facility when we did. Our organization is much stronger than it was a year ago. We also see ways to improve it further and programs are underway to do just that. Improved as we are at the moment, we will improve further as these new programs and systems fall into place.

Our seismic reservoir products contributed strongly to the year's results but the market for these products remain irregular. The promise of several large projects tendered early in the year did not materialize in some cases or were delayed. This industry struggles with the implementation of these new technologies. Industry experts still consider these new technologies as vital to the production of the world's future energy needs but the cogs of the energy companies turn slowly. Nevertheless, this part of our business will continue to add significant value to the company even during the technologies' birthing pains.

Our commercial graphics business enjoyed a good year but operating results were below our internal expectations. It remains an important part of the company's future and I will speak on this market a little later.

Product sales into our emerging markets grew during the year. Portions of it performed better than others but as you will see in the latter part of this speech they play an increasingly important role in the growth and stability of the company's earnings.

We are pleased with the year's results but also recognize ways we can improve and grow the company. To that direction, I would like to spend the remainder of this brief time allotted this morning to discuss the company's future.

This morning, OYO Geospace released its first quarter results. The company produced a net income of $372,000, or $0.07 per diluted share, on revenues of $15.3 million. You should have received a copy of this announcement as you entered the meeting. Please refer to it at your leisure.

I begin this portion of my remarks with a brief statement of our corporate strategy. One part of our strategy deals with effectively using our strengths to grow the company. The strengths of the company lie in its engineering group, its manufacturing group, its industry expertise and a strong management focus. It is our strategy to enter markets where our industry expertise coupled with our engineering and manufacturing strengths generate the highest return on equity to our company's shareholders.

Another part of our strategy is to create consistency in our financial performance. I will cover these points in my discussion this morning.

I will divide our operations into the four main markets they serve: our seismic exploration market, our seismic reservoir market, our thermal solutions market and the various businesses comprising our emerging markets.

The Seismic Exploration Market

OYO Geospace was originally founded to serve the needs of contractors providing seismic services to the energy industry. This market is important to us and continues to be the leading revenue producer for the company. In the future, we will expand this market through product development efforts leading to new product introductions. In parallel, we will upgrade existing products by continuously integrating the latest technology advances as they become available. This market is very important to both our immediate and long term goals.

In FY 2004 we saw a return of demand for our products in the seismic exploration market. The increased demand continues into the current year. Although, visibility into this market has always been difficult, current market indications suggest that our company will enjoy a healthy demand for its products in FY 2005. Currently, our demand backlog for seismic exploration products is strong causing us to experience some capacity limitations at this facility. In response, we are in the process of returning to our Gessner plant to expand our manufacturing capacity.

Our manufacturing operation in Ufa, Bashkortostan, Russia enjoyed a very good year in FY 2004. This facility provides sensor products into Russia as well as producing several products which are used by our Houston manufacturing operation. FY 2005 looks promising for our Russian operation, with record sales being reported in the first quarter. We expect increased dependence on this organization in the future.

In late FY 2004, we opened a sales and support office in Beijing, China. The goal of this office is to increase our company's presence within the various indigenous oil fields and among the Chinese seismic contractors. Our daily interaction with this office is creating new opportunities for business within the China. We are confident this office will improve our efforts there.

Our office in Calgary experienced a very good year in FY 2004. The Canadian winter season of FY 2004 was especially good. Our long held presence there is well run and provides unique products and services to our Canadian customers. The strength of the Canadian market has spilled over into the first quarter of FY 2005, with our Calgary operation recently reporting record financial results.

As you can see, we remain committed to the seismic exploration market. We will broaden our product offerings in this market and invest in people and physical assets to better serve our customers.

However, activity in this market rises and falls with the cash flows of the energy companies. As a result, our earnings from this market are inconsistent. To build a company with a consistently increasing stream of earnings we began broadening our presence into new markets. However, these must be markets consistent with our company's core strengths. The seismic reservoir market is one such market.

The Seismic Reservoir Market

The seismic reservoir market also enjoyed a good year in FY 2004. BP begins their fifth seismic survey on the Valhall Field next month. Our permanent seabed system continues to deliver excellent results, and BP is very pleased with the system. In addition, we installed a small evaluation system for Shell in the Gulf of Mexico in water depths of 3,000 feet. This system continues to operate as designed.

This part of our business also includes "retrievable" seabed seismic systems. These systems are used in the Gulf of Mexico, the North Sea and the Middle East. These retrievable systems are used for similar applications as the Valhall system. We expect to deliver additional retrievable seabed seismic systems this fiscal year.

Our seismic reservoir product lines also include a wide suite of seismic borehole tools used for monitoring fracing operations, crosswell mapping and Vertical Seismic Profiling. Systems have been sold to customers in China and the U.S. So far in FY 2005, we sold our first borehole system into Canada and we expect a good level of sales in FY 2005 from this product line.

The seismic reservoir market has many opportunities to grow and should be a significant growth vehicle for the company. However, because much of its product line involves very large revenues with long sales and manufacturing cycles, this journey will be an uneven one as this early market segment develops and matures. We expect that in time this part of our business will be a fundamental driver of our value creation.

The oil company budgets for exploration and reservoir needs do not often coincide with each other. One of the reasons we chose to enter this market is to smooth the very cyclical nature of the seismic exploration business. In time, we believe this seismic method will become an integral part of the hydrocarbon recovery process. However, until that happens, our product sales into the reservoir market will remain irregular from quarter to quarter. Once this seismic method becomes an accepted technology component in the hydrocarbon recovery process, its more predictable sales will help moderate and offset the volatility of the seismic exploration cycle.

Thermal Solutions Markets

In last year's meeting the name of this market was called "Commercial Graphics". For certain, the Commercial Graphics market will continue to drive this part of our business for the next few years. But one of our goals in FY 2005 is to broaden the markets served by our thermal imaging technologies. As a result, you will hear us refer to this group as the "Thermal Solutions" market.

On the last day of FY 2004, we purchased Graphtec Corporation's printhead division located in Fujisawa, Japan. We are in the process of moving this operation into our Houston facility. As I speak, we are constructing the clean room required to manufacture printheads. Our new clean room is nearing completion. We plan to qualify the facility to produce printheads early next quarter. This printhead operation is the only printhead manufacturer in the world to produce very wide continuous substrate printheads. We currently manufacture 54-inch wide plotters using 54-inch printheads. We are developing even wider ones! This gives us a competitive advantage in the commercial graphics market. More importantly, it allows a broadening of our strategy.

With the acquisition of the printhead manufacturing technology, we intend to supply printheads for OEM manufacturers of plotters serving markets in addition to the commercial graphics market. We have several such projects underway.

Two years ago we purchased the intellectual property necessary for us to produce our own dry thermal film, which we now manufacture in Pennsylvania. Significant efforts are underway to improve this film-making technology. Success in this engineering effort will lead to improved profit margins in our existing commercial graphics markets. Additional engineering efforts include designing and manufacturing thermal film products for other markets besides commercial graphics. During the second half of this year we intend to launch new film products serving new thermal film markets. We are currently engaged with potential OEM customers to design and provide thermal film for their products. Our film development efforts also include films for ink jet plotters. We expect our ink jet film products will be sold through our own distribution channels later this fiscal year.

We believe that the quality of the image produced by our thermal plotters is determined in large part by the interface between the film and the printhead. Therefore, we are also investing in improvements to our printhead design and quality. Interaction between our film and printhead engineering departments are expected to increase the image quality of our printheads, making them more attractive to other thermal plotter manufacturers. In turn, this gives our thermal solutions group broader markets to serve than just the commercial graphic market.

FY 2004 was a good year for the thermal solutions group but below our internal expectations and goals for return on shareholder equity. However, the initiatives just mentioned may provide significant returns that will exceed our goals for return on shareholder equity. It will also improve consistency in our earnings stream.

Emerging Markets

I introduced this term during the Stockholder's Annual Meeting last year. This term refers to new market initiatives. The Emerging Market Group is an integral part of our strategy to increase our return on shareholder equity and add consistency to that growth. By matching our existing engineering and manufacturing assets with appropriate markets, we can improve the consistency of our revenue and profits stream. Besides the thermal solutions markets, the emerging markets group is another vehicle by which we implement this strategy.

The largest of these markets in FY2004 was the industrial sensor market. This market produced almost $3.5 million in revenue in FY 2004 with excellent margins. It was the best year for this product line in our company's history. However, we already hold a sizable share of this market, so future growth will be moderate. Our success here is evidence of our corporate strategy to use our engineering and manufacturing synergies to diversify. Strong industry knowledge of this market within the company called on engineering resources from our seismic sensor group to design a sensor line for industrial applications. Our sensor manufacturing group was well suited to produce these products as they are very similar to our seismic sensor product line. Uniting industry expertise with our engineering and manufacturing capabilities produced a growing business within our company. Our Annual Report states on the inside of the front cover; "One Corporation, Four companies, Limitless Possibilities". This is just one such "reality" resulting from that formula!

Another part of our Emerging Markets is the offshore cable market. Recent discoveries by the oil companies of large reservoirs located in the deep waters of the Gulf of Mexico will generate a strong demand for cable products necessary to develop those fields. These include cables for field umbilicals, ROV tethers and umbilicals, and cables for pipeline controls. We acquired industry knowledgeable personnel and united them with our cable engineering and manufacturing teams. By adding a few new cabling machines to our existing cable shop, and with the talent of our existing engineering group, our personnel created a new suite of products for the company. In FY 2004, the company struggled with in this effort. The group lost money as we endured the industry's rigorous testing and acceptance criteria. However, we became a better cable manufacturer during this process and won several customers in the process. Today we have cable orders in backlog that are our engineering designs. Several other opportunities are in process that we hope lead to near term business opportunities. We plan to evolve into a first class deepwater cable manufacturer. We believe this will be another primary value creation vehicle for our company, allowing us to meet our goals for investment returns to our shareholders.

Recently, we began the design and manufacturing small specialty cable and connector products for the GPS and water meter industries. We are very early into this effort and both these markets feed off our cable and connector engineering and manufacturing expertise. Each market could lead to broad product lines earning nice financial returns for the company. Both are in line with our corporate strategy of bringing industry expertise together with existing engineering and manufacturing capabilities to create value for the corporation.

A considerable effort is underway to build on these markets. We may add new markets to this effort and we may shutter those that do not provide an acceptable return on investment. However, we will use patience on those markets that hold the greatest promise for extraordinary returns.

Other markets now have our attention. One of these involves tsunami warning systems. As early as a year ago we entered discussions with OYO Corporation of Japan, our former parent company, to create a feasibility project to provide tsunami warnings to the coastline of Japan against tsunamis created by seismic phenomenon from the Japan Trench. The recent horrific events last December have focused the world's attention on such systems. Employing our deepwater reservoir engineering team with our manufacturing capability to produce ocean bottom seismic systems fits well with this market and our corporate strategy. I do not know if this market will become part of our emerging market group yet but it remains an example of our corporate strategy and our corporate strengths.

OYO Geospace is one corporation with four companies and limitless possibilities.